Exhibit 1

AGREEMENT OF JOINT FILING

EDUCATE, INC

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 1st day of October, 2004.

Date:	October 1, 2004	APOLLO SYLVAN, LLC

		BY:	APOLLO INVESTMENT FUND IV, L.P.
Its Sole Member and Manager

			By:	APOLLO MANAGEMENT IV, L.P.
As Manager

				By:	AIF IV MANAGEMENT, INC
Its General Partner

				By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

Date:	October 1, 2004	APOLLO SYLVAN II, LLC

		BY:	APOLLO OVERSEAS PARTNERS IV, L.P.
Its sole Member and Manager

			By:	APOLLO MANAGEMENT IV, L.P.
As Manager

				By:	AIF IV MANAGEMENT, INC.
Its General Partner

				By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

Date:	October 1, 2004	APOLLO INVESTMENT FUND IV, L.P.

		By:	APOLLO MANAGEMENT IV, L.P.
As Manager

				By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

Date:	October 1, 2004	APOLLO OVERSEAS PARTNERS IV, L.P.

		By:	APOLLO MANAGEMENT IV, L.P.
As Manager

			By:	AIF IV MANAGEMENT, INC.
Its General Partner

				By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

Date:	October 1, 2004	APOLLO MANAGEMENT IV, L.P.

		By:	AIF IV MANAGEMENT, INC.
Its General Partner

				By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

Date:	October 1, 2004	APOLLO ADVISORS IV, L.P.

		By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

				By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President